                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     /X/ Definitive Revised Proxy Statement

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            LEAR SEATING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            LEAR SEATING CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     /X/ Fee Paid Previously with Definitive Materials.

     (1) Amount previously paid: $125.00

     (2) Form, schedule or registration statement no.: SCHEDULE 14A

     (3) Filing party: Lear Seating Corporation

     (4) Date filed: March 28, 1995

                               EXPLANATORY NOTE


THIS DEFINITIVE REVISED PROXY MATERIAL IS BEING FILED TO CORRECT AN ELECTRONIC TRANSMISSION ERROR IN THE ORIGINAL FILING SO THAT THE PROXY MATERIAL FILED WITH THE SECURITIES AND EXCHANGE COMMISSION COMPORTS WITH THE PROXY MATERIAL SENT TO STOCKHOLDERS.

                            LEAR SEATING CORPORATION
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1995
                               ------------------

     The Annual Meeting of Stockholders of Lear Seating Corporation ("Lear" or the "Company") will be held at The Management Education Center, Michigan State University, 811 West Square Lake Road, Troy, Michigan 48098 on Friday, May 5, 1995, at 10:00 a.m., Eastern Time, for the following purposes:

          1. To elect three directors to hold office until the 1998 Annual Meeting of Stockholders;

          2. To ratify the appointment of independent auditors for the Company; and

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items are fully discussed in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report is also enclosed.

     The close of business on March 13, 1995 has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     In accordance with Delaware law, a list of Lear stockholders entitled to vote at the Annual Meeting of Stockholders will be available for examination at the offices of the Company, 21557 Telegraph Road, Southfield, Michigan for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and at the meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors of Lear urge you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.

                                          Joseph F. McCarthy
                                          Secretary

March 30, 1995

                            LEAR SEATING CORPORATION

                              21557 TELEGRAPH ROAD
                           SOUTHFIELD, MICHIGAN 48034

                               ------------------

                                PROXY STATEMENT
                               ------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lear Seating Corporation ("Lear" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at The Management Education Center, Michigan State University, 811 West Square Lake Road, Troy, Michigan 48098 on Friday, May 5, 1995, at 10:00 a.m. Eastern Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about March 30, 1995.

     The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the Notice of the Meeting and does not know of any matter which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company in 1995.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a previously granted proxy.

     The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company, and the cost of solicitation, including the cost of preparing and mailing the Proxy Statement, Proxy, Notice of Annual Meeting and Annual Report, is being paid for by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock of whom they have knowledge, and may reimburse them for their expenses in so doing.

               RECORD DATE, OUTSTANDING SHARES, REQUIRED VOTE AND
                        HOLDINGS OF CERTAIN STOCKHOLDERS

RECORD DATE AND OUTSTANDING SHARES

     At the close of business on March 13, 1995, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 46,078,048 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), the only class of voting securities outstanding. Only the record holders of Common Stock as of the close of business on March 13, 1995 will be entitled to vote. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting. See "Election of Directors" and "Ratification of Appointment of Independent Auditors."

REQUIRED VOTE

     Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present at the Meeting in person or by proxy and entitled to vote. The ratification of the appointment of the Company's independent auditors will become effective only upon the affirmative vote of stockholders owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present at the Meeting in person or by proxy and entitled to vote.

     With regard to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. An abstention may be specified on the proposal to ratify the appointment of independent auditors. An abstention will be counted as present for purposes of determining the existence of a quorum on such proposal and, therefore, have the effect of a negative vote.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of Common Stock in street name who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the close of business on March 13, 1995, certain information with respect to the beneficial ownership of Common Stock by (i) each director of the Company, (ii) the Chief Executive Officer and the other four most highly compensated executive officers of Lear whose compensation exceeded $100,000 in the Company's last completed fiscal year (collectively, the "named executive officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

                                                                 NUMBER OF SHARES        PERCENTAGE
                                                                 OF COMMON STOCK             OF
                                                                OWNED BENEFICIALLY      COMMON STOCK
                                                                ------------------      ------------
Lehman Funds(1)..............................................       25,958,724              56.3%
FIMA Finance Management Inc.(2)..............................        5,510,044              12.0
Goldman, Sachs & Co..........................................        3,428,500(3)            7.4
Kenneth L. Way(4)(5).........................................          573,969(6)            1.2
Robert E. Rossiter(4)(5).....................................          338,877(7)              *
James H. Vandenberghe(5).....................................          219,906(8)              *
James A. Hollars(5)..........................................          210,243(9)              *
Barthold H. Hoemann(5).......................................           15,310                 *
Robert W. Shower(4)..........................................            5,000                 *
Larry W. McCurdy(4)..........................................            2,000                 *
Total Executive Officers and Directors as a group (12
  individuals)...............................................        1,689,143(10)           3.6

-------------------------
 *  Less than 1%

 (1) The number of shares beneficially owned by the Lehman Funds includes 9,324,051 shares of Common Stock owned by Lehman Brothers Merchant Banking Portfolio Partnership L.P. and 6,337,584 shares of Common Stock owned by Lehman Brothers Capital Partners II, L.P. (each located at Three World Financial Center, New York, New York 10285); and 2,563,440 shares of Common Stock owned by Lehman Brothers Offshore Investment Partnership L.P. and 7,733,649 shares of Common Stock owned by Lehman Brothers Offshore Investment Partnership -- Japan L.P. (each located at Clarendon House, Church Street, Hamilton HMCX, Bermuda). Lehman Brothers Merchant Banking Partners Inc. and Lehman Brothers II Investment Inc. are the general partners of Lehman Brothers Merchant Banking Portfolio Partnership L.P. and Lehman Brothers Capital Partners II, L.P., respectively, and Lehman Brothers Offshore Partners Ltd. is the general partner of Lehman Brothers Offshore Investment Partnership -- Japan L.P. and Lehman Brothers Offshore Investment Partnership L.P. Each such general partner may be deemed to own beneficially the shares directly owned by the entity of which it is the general partner. Each such general partner is an indirect wholly-owned subsidiary of Lehman Brothers Group Inc., which is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. Each of the partnerships may be deemed to share with Lehman Brothers Merchant Banking Partners Inc. the power to vote and the power to dispose of shares owned by such partnership. The address of Lehman Brothers Merchant Banking Partners Inc. is Three World Financial Center, New York, New York 10285.

 (2) FIMA Finance Management, Inc. ("FIMA") is a wholly-owned subsidiary of EXOR Group S.A. ("EXOR Group") (formerly IFINT S.A.). EXOR Group, a Luxembourg corporation, is the international investment holding company of IFI S.p.A., the parent company of the Agnelli Group. The address of FIMA is Wickam's Cay, Road Town, Tortola, British Virgin Islands.

 (3) The Company has been informed that, except for 1,000 shares, these shares are held by Goldman, Sachs & Co. ("Goldman Sachs") for the benefit of investment advisory accounts. Goldman Sachs and The Goldman Sachs Group, L.P. ("GS Group"), the parent holding company for Goldman Sachs, have shared voting power with respect to 2,963,200 shares of Common Stock and shared dispositive power with respect to 3,428,500 shares of Common Stock. Goldman Sachs and GS Group and their affiliates disclaim beneficial ownership of shares held for the benefit of investment advisory accounts. The address of Goldman Sachs and GS Group is 85 Broad Street, New York, New York 10004.

 (4) The individual is a director of the Company.

 (5) The individual is a named executive officer of the Company.

 (6) Includes 388,245 shares of Common Stock issuable under currently exercisable options.

 (7) Includes 232,947 shares of Common Stock issuable under currently exercisable options.

 (8) Includes 147,543 shares of Common Stock issuable under currently exercisable options.

 (9) Includes 147,543 shares of Common Stock issuable under currently exercisable options.

(10) The number of shares includes 1,129,821 shares of Common Stock issuable under currently exercisable options, but excludes 799,557 shares of Common Stock issuable upon exercise of options granted pursuant to the 1992 Stock Option Plan and 175,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1994 Stock Option Plan. See "Certain Transactions -- Management Equity Participation" below.
------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons with respect to the filing of Form 5, the Company believes that all filings required to be made by the reporting persons for the period April 6, 1994 to December 31, 1994 were made on a timely basis, except all the executive officers and directors at the time of the initial public offering of the Company's Common Stock on April 6, 1994, excluding Mr. Botta, filed their Initial Statement of Beneficial Ownership of Securities on Form 3 after, but within two days of, the required date of filing. Mr. Botta filed his Form 3 six days after the required date of filing.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     At the Meeting, the stockholders will elect three directors to hold office, subject to the provisions of the Company's By-laws, until the Annual Meeting of Stockholders in 1998 and until their successors shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Way, McCurdy, and Fried, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named.

     Messrs. Way, McCurdy, and Fried have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or their substitutes, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

     The nominees for election as director, together with certain information about them, are contained below.

                                                    DIRECTOR
                     NAME                   AGE      SINCE                 POSITION
        -------------------------------     ---     --------      --------------------------
        Kenneth L. Way.................     55        1988        Chairman of the Board and
                                                                  Chief Executive Officer
        Larry W. McCurdy...............     59        1988        Director
        Eliot M. Fried.................     62        1993        Director

     Kenneth L. Way. Mr. Way was elected to and has held the position of Chairman of the Board and Chief Executive Officer of the Company since 1988. Prior to this time he served as Corporate Vice President, Automotive Group for Lear Siegler, Inc. ("LSI") since October 1984. During the previous six years, Mr. Way was President of LSI's General Seating Division. Before this position, he was President of LSI's Metal Products Division in Detroit for three years. Other positions held by Mr. Way during his 29 years with LSI include Manufacturing Manager of the Metal Products Division and Manager of Production Control for the Automotive Division in Detroit. Mr. Way also serves as a director of Hayes Wheels International Incorporated.

     Larry W. McCurdy. Mr. McCurdy became a Director of the Company in 1988. Mr. McCurdy was named Executive Vice President, Operations of Cooper Industries in April 1994. Prior to this time, Mr. McCurdy was the President and Chief Executive Officer of Moog Automotive, Inc. since November 1985, and prior thereto President and Chief Operating Officer of Echlin, Inc. ("Echlin"), since August 1983, after serving as Vice President of Finance from February 1983. Prior to joining Echlin, he served in various managerial positions with Tenneco, Inc. He was formerly Chairman of the Board of Directors of the Motor and Equipment Manufacturing Association (MEMA). Mr. McCurdy also serves as a director of Mohawk Industries, Inc., Breed Technologies, Inc. and as a trustee of Millikin University.

     Eliot M. Fried. Mr. Fried became a Director of the Company on December 31, 1993, upon consummation of the merger of Lear Holdings Corporation ("Holdings") into Lear Seating Corporation (the "Merger"). From September 1991 until the Merger, Mr. Fried was a Director of Holdings. He has been a Managing Director of Lehman Brothers Inc., an affiliate of the Lehman Funds, for more than five years. Mr. Fried is a director of Bridgeport Machines, Inc., Energy Ventures Corporation, Sun Distributors, L.P., Vernitron, Inc., American Marketing Industries Holdings Inc. and Walter Industries, Inc.

                                 RECOMMENDATION

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF
           ITS NOMINEES TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions with the Company of the Company's directors and executive officers, other than Messrs. Way, McCurdy and Fried who are identified in the section entitled "Election of Directors."

                      NAME                          AGE                  POSITION
------------------------------------------------    ---     ----------------------------------
Robert E. Rossiter(a)...........................    49      President, Chief Operating Officer
                                                            and Director
James H. Vandenberghe...........................    45      Executive Vice President and Chief
                                                            Financial Officer
James A. Hollars................................    50      President -- International
                                                            Operations
Barthold H. Hoemann.............................    56      President -- Ford Division
Donald J. Stebbins..............................    37      Vice President, Treasurer and
                                                            Assistant Secretary
Joseph F. McCarthy..............................    51      Vice President, Secretary and
                                                            General Counsel
Gerald G. Harris................................    61      President -- GM Division
Terrence E. O'Rourke............................    48      President -- Chrysler Division
Randal T. Murphy................................    60      President -- BMW Division
Richard N. Hodgson..............................    47      President -- Components Division
Jeffrey P. Hughes(b)............................    54      Director
David P. Spalding(b)............................    40      Director
James A. Stern(b)...............................    44      Director
Robert W. Shower(a).............................    57      Director
Gian Andrea Botta(b)............................    41      Director
Alan H. Washkowitz(a)...........................    54      Director

-------------------------
(a) Messrs. Rossiter, Shower and Washkowitz terms as directors expire in 1996.

(b) Messrs. Botta, Spalding, Hughes and Stern terms as directors expire in 1997.

     Robert E. Rossiter. Mr. Rossiter became President of the Company in 1984 and a Director and the Chief Operating Officer of the Company in 1988. He joined LSI in 1971 in the Material Control Department of the Automotive Division, then joined the Metal Products Division of LSI as Production Control Manager, and subsequently moved into sales and sales management. In 1979, he joined the General Seating Division as Vice President of Sales and worked in that position, as well as Vice President of Operations, until 1984.

     James H. Vandenberghe. Mr. Vandenberghe is currently Executive Vice President and Chief Financial Officer of the Company. Mr. Vandenberghe previously served as Senior Vice President -- Finance, Secretary and Chief Financial Officer of the Company since 1988. He was appointed Executive Vice President of the Company in 1993. He joined LSI's Automotive Division in 1973 as a financial analyst and was promoted to positions at the Metal Products Division and the Automotive Group office, and in 1978 was named the Vice President -- Finance for the Plastics Division. In 1983, Mr. Vandenberghe was appointed Vice President -- Finance for the General Seating Division. Prior to 1988, Mr. Vandenberghe had been responsible for project management, United States operations, and international operations of the Company.

     James A. Hollars. Mr. Hollars is currently President -- International Operations of the Company. He was promoted to this position in 1994. Prior to serving in this position, he was Senior Vice President -- International Operations of the Company since 1993. He was previously promoted to Vice President -- International upon the sale of LSI's Power Equipment Division to Lucas Industries in 1988. Mr. Hollars joined LSI's Metal Products Division in 1973 as the Manufacturing Manager and later served as Vice President -- Manufacturing for its No-Sag Spring Division. In 1979, he was named President of the Foam Products Division and was subsequently promoted to President at the Anchorlok Division in 1985 and the Power Equipment Division in 1986.

     Barthold H. Hoemann. Mr. Hoemann is President -- Ford Division of the Company. He was promoted to this position in 1994. Prior to serving in this position he was Senior Vice President -- North American JIT Operations since 1993. Previously he served as Vice President -- Component Operations for the Company in 1992 and 1993 and as Vice President and General Manager for Lear's subsidiary, Lear Plastics Corporation, in 1991 and 1992. From 1988 until 1991, Mr. Hoemann was the Chief Executive Officer of Peerless Corporation. Mr. Hoemann has over 30 years experience as a senior manager and officer in manufacturing companies such as the AC Spark Plug Division of General Motors and the Plastics and Peerless Divisions of LSI.

     Donald J. Stebbins. Mr. Stebbins is currently Vice President, Treasurer and Assistant Secretary of the Company. He joined the Company in June 1992 from Bankers Trust Company, New York, where he was Vice President for four years. Prior to his tenure at Bankers Trust Company, Mr. Stebbins held positions at Citibank, N.A. and The First National Bank of Chicago.

     Joseph F. McCarthy. Mr. McCarthy was elected Vice President, Secretary and General Counsel of Lear in April 1994. Prior to joining Lear, Mr. McCarthy served as Vice President -- Legal and Secretary for both Hayes Wheels International, Inc. and Kelsey-Hayes Company. Prior to joining Hayes Wheels International, Inc. and Kelsey-Hayes Company, Mr. McCarthy was a partner in the law firm of Kreckman & McCarthy from 1973 to 1983.

     Gerald G. Harris. Mr. Harris is President -- GM Division of the Company. He was promoted to this position in November 1994. Prior to serving in this position, he was Vice President and General Manager -- GM Operations since March 1994. Previously, Mr. Harris served as Director -- Ford Business Unit from March 1992 to March 1994, Director of Sales from August 1990 to March 1992 and Sales Manager from January 1989 to August 1990.

     Terrence E. O'Rourke. Mr. O'Rourke is President -- Chrysler Division of the Company. He was promoted to this position in November 1994. Prior to serving in this position, he was Director -- Strategic Planning since October 1994. Prior to joining Lear, Mr. O'Rourke was employed by Ford Motor Company as Supply Manager -- Climate Control Department from 1992 and Procurement Operations Manager from 1988.

     Randal T. Murphy. Mr. Murphy is President -- BMW Division of the Company. He was promoted to this position in November 1994. Prior to serving in this Position, he was Vice President and General Manager -- Chrysler/BMW Operations since March 1994. Previously he served as Director -- JIT Operations from 1993 and Vice President -- Product Engineering from 1980.

     Richard N. Hodgson. Mr. Hodgson is President -- Components Division of the Company. He was promoted to this position in November 1994. Prior to serving in this position, he was Vice President -- Component Operations since April 1993. Previously he served as Plant Manager for Lear's subsidiary, Lear Seating Canada Ltd., from 1982.

     Jeffrey P. Hughes. Mr. Hughes became a Director of the Company in September 1991. Mr. Hughes left Lehman Brothers Inc. to become Vice Chairman of The Cypress Group Inc. in 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. for more than five years, and is a director of Sun Distributors, L.P. and Parisian, Inc.

     David P. Spalding. Mr. Spalding became a Director of the Company in September 1991. Mr. Spalding left Lehman Brothers Inc. to become Vice Chairman of The Cypress Group Inc. in 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. from February 1991. Previously, he held the position of Senior Vice President of Lehman Brothers Inc. from September 1988 to February 1991. From April 1987 to September 1988, he was Senior Vice President of General Electric Capital Corporation Corporate Finance Group, Inc. Prior to 1987 he was Vice President of The First National Bank of Chicago. Mr. Spalding is a director of Parisian, Inc., American Marketing Industries Holdings Inc. and SLB/GP Inc.

     James A. Stern. Mr. Stern became a Director of the Company on December 31, 1993, upon consummation of the Merger. From September 1991 until the Merger, Mr. Stern was a Director of Holdings. Mr. Stern left Lehman Brothers Inc. to become Chairman of The Cypress Group Inc. in 1994. Prior to this time, he was a Managing Director of Lehman Brothers Inc. for more than five years. He is also a director of K&F Industries Inc., American Marketing Industries Holdings Inc., Infinity Broadcasting Corporation, R.P. Scherer Corporation and Noel Group, Inc.

     Robert W. Shower. Mr. Shower became a Director of the Company on December 31, 1993, upon consummation of the Merger. From November 1991 until the Merger, Mr. Shower was a Director of Holdings. Mr. Shower was appointed Senior Vice President and Chief Financial Officer of Seagull Energy Corporation in March 1992, elected a director in May 1992 and named Executive Vice President in 1994. Prior thereto, he served as Senior Vice President of Finance and CFO at AmeriServ in 1990 and 1991 and as a Managing Director of Corporate Finance with Lehman Brothers Inc. from 1986 to 1990. From 1964 to 1986, Mr. Shower served in a variety of financial executive positions with The Williams Companies where he was a member of the Board of Directors and Executive Vice President of Finance and Administration from 1977 to 1986. Mr. Shower is a member of the Board of Directors of Seagull Energy Corporation.

     Gian Andrea Botta. Mr. Botta became a Director of the Company on December 31, 1993, upon consummation of the Merger. Prior to the Merger, Mr. Botta was a Director of Holdings since 1993. Mr. Botta has been President of EXOR America Inc., an affiliate of FIMA, since February 1994 and previously was President of IFINT-USA Inc., an affiliate of FIMA, since 1993 and was Vice President of Acquisitions of IFINT-USA Inc. for more than five years prior thereto. Mr. Botta is a member of the Board of Directors of ICF International and Chartwell Re Corporation, and a Trustee of Corporate Property Investors.

     Alan H. Washkowitz. Mr. Washkowitz became a director of the Company in 1994. Mr. Washkowitz has been a Managing Director of Lehman Brothers Inc. or its predecessors since 1978. Mr. Washkowitz also serves as a director of K & F Industries, Inc., Illinois Central Corporation and McBrides, Ltd.

     Directors who are not employees of the Company, Lehman Brothers Inc. or The Cypress Group Inc. receive a fee of $20,000 per annum plus $1,000 for each meeting of the Board of Directors or any committee thereof that they attend. Directors are also reimbursed for their expenses incurred in attending meetings. In addition, directors of the Company are eligible to receive grants of stock options under the 1994 Stock Option Plan. In 1994, Messrs. Shower and McCurdy were each awarded options to purchase 10,000 shares of Common Stock under the 1994 Stock Option Plan. These options generally vest and become exercisable in April 1997 and have an exercise price of $15.50 per share.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has established permanent Audit, Compensation and Executive committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on the Audit Committee and the Compensation Committee. The Audit Committee, which held two meetings during 1994, consists of Messrs. Shower and McCurdy, with Mr. Shower serving as Chairman. The Compensation Committee, which held no meetings during 1994, consists of Messrs. Spalding, Hughes and McCurdy, with Mr. Spalding serving as Chairman. The Executive Committee, which held three meetings during 1994, consists of Messrs. Stern, Spalding, Hughes, Way and Rossiter, with Mr. Stern serving as Chairman.

     The responsibilities of the Audit Committee are: (i) to participate with management of the Company in selecting and recommending to the Board of Directors the independent accounting firm to be retained to conduct the annual audit of the Company; (ii) to review with management and auditors annually the proposed scope of the independent audit; (iii) to review the non-audit services performed by the independent auditors to ensure that performance of such services does not impair the independence of the auditors; (iv) to review with management the periodic examinations made by regulatory authorities and any replies required in connection with such examinations; (v) to review with management at least annually the role and scope of the work performed by the Company's internal auditors; (vi) to review the periodic summary reports of audits performed by the internal auditors; and (vii) and to advise the Board of Directors on any developments which the Audit Committee believes should be considered by the Board of Directors.

     The Compensation Committee reviews and approves salaries and other entitlements relating to compensation of the executive officers of the Company and administers the Company's stock option plans. The Compensation Committee also approves the Company's compensation policies and compensation programs. Prior to the Company's initial public offering of Common Stock, the Compensation Committee approved bonuses and option grants for the previous fiscal year by unanimous written consent. For the current fiscal year, the Compensation Committee has already held a meeting to discuss bonuses for the last fiscal year as well as option grants and certain nonfinancial criteria upon which the bonuses for the current fiscal year will be based.

     The Executive Committee may exercise certain powers of the Board of Directors in the general supervision and control of the business and affairs of the Company.

     The Company's Board of Directors met five times during fiscal 1994. Four members of the Board of Directors participated in fewer than 75% in the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served. Mr. McCurdy attended 71% in the aggregate of the meetings of the Board of Directors and the Audit Committee. Messrs. Hughes and Stern attended 62.5% in the aggregate of the meetings of the Board of Directors and the Executive Committee, although both attended 100% of the meetings of the Board of Directors. Mr. Botta attended 60% of the meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth annual and long-term compensation for the Company's Chief Executive Officer and the Company's four other most highly compensated officers whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1994 (collectively, the "named executive officers"), as well as certain other compensation information for the named executive officers during the fiscal periods indicated.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM COMPENSATION(4)
                                                                             ------------------------------------------------
                                                                                     AWARDS
                                                                             -----------------------
                                         ANNUAL COMPENSATION                              SECURITIES          PAYOUTS
                            ----------------------------------------------                UNDERLYING   ----------------------
                                                              OTHER ANNUAL   RESTRICTED    OPTIONS/     LTIP      ALL OTHER
         NAME AND                        SALARY     BONUS     COMPENSATION     STOCK         SARS      PAYOUTS   COMPENSATION
   PRINCIPAL POSITIONS      PERIOD(1)     ($)       ($)(2)       ($)(3)      AWARDS (#)      (#)         ($)         ($)
--------------------------  ---------   --------   --------   ------------   ----------   ----------   -------   ------------
Kenneth L. Way............  1994        $502,000   $830,000                                  46,000                $ 18,128(5)
  Chairman of the Board     6 months     237,000    237,500     $830,000                                              5,000(5)
  and Chief Executive       FY1993       462,000    450,000                                 181,500                   9,000(5)
  Officer                   FY1992       452,000    315,000
Robert E. Rossiter........  1994         365,000    585,000                                  27,000                  21,163(6)
  President, Chief          6 months     173,000    172,500      830,000                                              3,000(6)
  Operating Officer and     FY1993       335,000    325,000                                 115,500                   5,000(6)
  Director                  FY1992       325,000    220,000
James H. Vandenberghe.....  1994         261,000    375,000                                  18,000                  10,865(7)
  Executive Vice President  6 months     123,000    127,500      277,000                                              3,000(7)
  and Chief Financial       FY1993       223,000    175,000                                  85,800                   5,000(7)
  Officer                   FY1992       218,000    120,000
James A. Hollars..........  1994         230,000    150,000                                  14,000                  10,726(8)
  President --              6 months     127,000     68,000      277,000                                              3,000(8)
  International Operations  FY1993       230,000    125,000                                  66,000                   3,000(8)
                            FY1992       208,000    100,000
Barthold H. Hoemann.......  1994         200,000    176,000                                  14,000                  20,225(9)
  President -- Ford         6 months      95,000     76,000                                  49,500                   2,000(9)
  Division                  FY1993       171,000    105,000                                  72,600                   4,000(9)
                            FY1992       148,000     75,000


-------------------------
(1) The Company changed its fiscal year end from June 30 to December 31, effective December 31, 1994. The six-month period listed is the six months ended December 31, 1993 and the fiscal years are the fiscal years ended December 31, 1994, June 30, 1993 and 1992.

(2) Pursuant to the Company's Senior Executive Incentive Compensation Plan, the Company awards annual bonuses to its executive officers based on the attainment of financial and nonfinancial objectives. All bonuses set forth in this column were awarded pursuant to the Senior Executive Incentive Compensation Plan, except that Messrs. Way, Rossiter and Vandenberghe received additional bonuses for 1994 of $300,000, $200,000 and $103,000 respectively. Such additional bonuses were based on criteria similar to that considered under the Senior Executive Incentive Compensation Plan. For a description of the Senior Executive Incentive Compensation Plan and the criteria used for the determination of awards thereunder, see "Compensation Committee Report -- Annual Incentives."

(3) Consists of one-time payments for past services.

(4) The Company does not have restricted stock award plans or long-term incentive plans and has not granted stock appreciation rights ("SARs").

(5) Represents 401(k) plan matching contributions of $1,150, $575 and $1,150, for 1994, the six months ended December 31, 1993, and the fiscal year ended June 30, 1993, respectively; life insurance premiums paid by the Company of $8,798, $4,425 and $7,850, for 1994, the six months ended December 31, 1993 and the fiscal year ended June 30, 1993, respectively; and a payment of $8,180 for expenses related to financial planning in 1994.

(6) Represents 401(k) plan matching contributions of $1,150, $575 and $1,150, for 1994, the six months ended December 31, 1993, and the fiscal year ended June 30, 1993, respectively; life insurance premiums paid by the Company of $3,653, $2,425 and $3,850, for 1994, the six months ended December 31, 1993 and the fiscal year ended June 30, 1993, respectively; and a payment of $16,360 for expenses related to financial planning in 1994.

(7) Represents 401(k) plan matching contributions of $1,150, $575 and $1,150, for 1994, the six months ended December 31, 1993, and the fiscal year ended June 30, 1993, respectively; life insurance premiums paid by the Company of $1,535, $2,425 and $3,850, for 1994, the six months ended December 31, 1993 and the fiscal year ended June 30, 1993, respectively; and a payment of $8,180 for expenses related to financial planning in 1994.

(8) Represents 401(k) plan matching contributions of $1,150, $575 and $1,150, for 1994, the six months ended December 31, 1993, and the fiscal year ended June 30, 1993, respectively; life insurance premiums paid by the Company of $2,306, $2,425 and $1,850, for 1994, the six months ended December 31, 1993 and the fiscal year ended June 30, 1993, respectively; and a payment of $7,270 for expenses related to financial planning in 1994.

(9) Represents 401(k) plan matching contributions of $1,150, $575 and $1,150, for 1994, the six months ended December 31, 1993, and the fiscal year ended June 30, 1993, respectively; life insurance premiums paid by the Company of $4,535, $1,425 and $2,850, for 1994, the six months ended December 31, 1993 and the fiscal year ended June 30, 1993, respectively; and a payment of $14,540 for expenses related to financial planning in 1994.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information, with respect to the named executive officers of the Company, concerning the grants of options during the fiscal year ended December 31, 1994, and the potential value of unexercised options on an aggregated basis.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                           AT ASSUMED ANNUAL
                                NUMBER OF                                                        RATES
                                SECURITIES     % OF TOTAL                                    OF STOCK PRICE
                                UNDERLYING      OPTIONS                                       APPRECIATION
                                 OPTIONS       GRANTED TO     EXERCISE                      FOR OPTION TERM
                                 GRANTED      EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
            NAME                  (#)(1)      FISCAL YEAR     ($/SHARE)       DATE        5%($)        10%($)
-----------------------------   ----------    ------------    ---------    ----------    --------    ----------
Kenneth L. Way...............     46,000           9.2%        $ 15.50       4-6-2004    $448,402    $1,136,338
Robert E. Rossiter...........     27,000           5.4           15.50       4-6-2004     263,192       666,981
James H. Vandenberghe........     18,000           3.6           15.50       4-6-2004     175,462       444,654
James A. Hollars.............     14,000           2.8           15.50       4-6-2004     136,470       345,842
Barthold H. Hoemann..........     14,000           2.8           15.50       4-6-2004     136,470       345,842

-------------------------
(1) For a discussion of the terms of the options granted, see "Executive Compensation -- 1994 Stock Option Plan" below.

     The following table provides information, with respect to the named executive officers, concerning the exercise or settlement of stock options during the fiscal year ended December 31, 1994, and unexercised stock options held as of December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                       OPTIONS AT             IN-THE-MONEY OPTIONS
                                                      VALUE         DECEMBER 31, 1994        AT DECEMBER 31, 1994(1)
                                   SHARES ACQUIRED   REALIZED   -------------------------   -------------------------
              NAME                 ON EXERCISE (#)     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------------  ---------------   --------   -------------------------   -------------------------
Kenneth L. Way...................         --            --           388,245/227,500          $ 7,167,003/2,872,625
Robert E. Rossiter...............         --            --           232,947/142,500            4,300,202/1,818,375
James H. Vandenberghe............         --            --           147,543/103,800            2,723,644/1,342,050
James A. Hollars.................         --            --            147,543/80,000            2,723,644/1,033,000
Barthold H. Hoemann..............         --            --                 0/136,100                    0/2,007,975

-------------------------
(1) Based on a closing price of $19.75 per share on December 31, 1994 as reported by the New York Stock Exchange.

PENSION PLAN AND BENEFITS

     The executive officers (as well as other employees of Lear) participate in the Lear Seating Corporation (LSC) Pension Plan (the "Pension Plan"). The Pension Plan is a qualified pension plan under the Internal Revenue Code, which is integrated with Social Security benefits. Any active employee of Lear who was a participant in the Lear Siegler Diversified Holding Corp. Pension Plan on September 29, 1988, is eligible to participate, and each other eligible employee (non-union employees not covered by another pension plan or hourly 401(k) plan and certain union employees) becomes a participant on the July 1st or January 1st following completion of one year of service. The benefits are funded by employer contributions that are determined under accepted actuarial principals and applicable Federal tax law.

     The Pension Plan contains three sets of benefit provisions: the Lear provisions, the Fabricated Products Operations ("FPO") provisions, and the Progress Pattern provisions. The Lear provisions are the principal provisions of the Pension Plan (see below). The FPO and Progress Pattern provisions are grandfathering provisions carried forward from the Lear Siegler Diversified Holdings Corp. Pension Plan, and apply to those participants who were covered by such provisions of that plan.

     Under the Lear formula, pension benefits are based on a participant's "final average earnings," which is the average compensation for the highest five consecutive calendar year earnings of the last 15 years of employment. Compensation includes all cash compensation reported for federal income tax purposes excluding sales incentive bonuses. Assuming retirement at age 65, the annual retirement benefit (based on a life annuity) is equal to the greater of:

          a. 1.10% times final average earnings times years of credited service (to a maximum of 30 years) plus 0.65% times final average earnings in excess of covered compensation times credited service (to a maximum of 30 years), or

          b. $177.00 times years of credited service.

     Covered compensation is a 35 year average of the Social Security Taxable Wage Base as defined in I.R.S. Notice 89-70.

     Participants who are former FPO employees (as of December 31, 1985), or are former employees of Progress Pattern Corporation (as of November 30, 1984), are eligible to have their pension determined through the application of a floor provision, which guarantees a minimum pension benefit. Pension benefits will be calculated in two ways, using first the new Pension Plan formula, and then using the floor provision. If the pension benefits are greater by applying the floor provision, then the participants will receive benefits under the floor provision.

     Assuming retirement at age 65, by applying the floor provision the benefit will be:

          a. 0.8% times final average earnings times years of credited service plus

          b. 0.65% times final average earnings in excess of $10,000 times years of credited service (to a maximum of 35 years).

     Participants formerly covered by the Progress Pattern provisions were covered by the FPO provisions on and after October 1, 1989.

     The benefits under the Pension Plan become vested if a participant was fully vested in the Lear Siegler Diversified Holdings Corp. Pension Plan, or upon the attainment of five years of combined vesting service under the Lear Siegler Diversified Holdings Corp. Pension Plan, and the Pension Plan, or upon completion of five years of service.

     The following table indicates estimated annual benefits payable upon normal retirement at age 65, based on a life annuity for various compensation levels and years of service classification, under the Lear provisions.

                               PENSION PLAN TABLE

                                                                       YEARS OF SERVICE*
                                        COVERED       ---------------------------------------------------
           ANNUAL SALARY              COMPENSATION      10         15         20         25         30
-----------------------------------   ------------    -------    -------    -------    -------    -------
$200,000...........................     $ 60,600      $22,311    $33,467    $44,622    $55,778    $66,933
 250,000...........................       60,600       22,311     33,467     44,622     55,778     66,933
 300,000...........................       60,600       22,311     33,467     44,622     55,778     66,933
 350,000...........................       60,600       22,311     33,467     44,622     55,778     66,933
 400,000...........................       60,600       22,311     33,467     44,622     55,778     66,933
 450,000...........................       60,600       22,311     33,467     44,622     55,778     66,933
 500,000...........................       60,600       22,311     33,467     44,622     55,778     66,933

-------------------------
* The maximum annual retirement benefit under the Pension Plan for 1994 is $118,800 and the maximum annual compensation which can be considered in the determination of average compensation for 1994 is $150,000.

     The following table indicates estimated annual benefits payable upon normal retirement at age 65, based on a life annuity for various compensation levels and years of service classifications under FPO provisions:

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE*
                                    ---------------------------------------------------------------
          ANNUAL SALARY               10            15            20            25            30
---------------------------------   -------       -------       -------       -------       -------
$200,000.........................   $21,100       $31,650       $42,200       $52,750       $63,300
 250,000.........................    21,100        31,650        42,200        52,750        63,300
 300,000.........................    21,100        31,650        42,200        52,750        63,300
 350,000.........................    21,100        31,650        42,200        52,750        63,300
 400,000.........................    21,100        31,650        42,200        52,750        63,300
 450,000.........................    21,100        31,650        42,200        52,750        63,300
 500,000.........................    21,100        31,650        42,200        52,750        63,300

-------------------------
* The maximum annual retirement benefit under the Pension Plan for 1994 is $118,800 and the maximum annual compensation which can be considered in the determination of average compensation for 1994 is $150,000.

     Kenneth L. Way, James A. Hollars and Barthold H. Hoemann are covered by the Lear provisions, and Robert E. Rossiter and James H. Vandenberghe are covered by the FPO provisions. At age 65, it is estimated that Kenneth L. Way will have 15 years of service with Lear; Robert E. Rossiter will have 21 years; James H. Vandenberghe will have 25 years; James A. Hollars will have 20 years; and Barthold H. Hoemann will have 23 years. The average annual compensation for participants covered by the Lear provisions is substantially similar to the compensation reported in the Summary Compensation Table. The compensation covered under the Pension Plan for the fiscal year ended December 31, 1994 was $150,000 for Robert E. Rossiter and James H. Vandenberghe, both of whom are covered under the FPO provisions.

     The Pension Plan grants credit for all years of pension service with Lear Siegler Diversified Holdings Corp. and with Lear, and offsets the retirement benefit payable by the Lear Siegler Diversified Holdings Corp. Pension Plan against the benefit payable by the Pension Plan.

SUPPLEMENTAL PENSION PLAN

     Lear has maintained a supplemental pension plan (the "Supplemental Pension Plan") originally established for officers of Lear Siegler, Inc. The Supplemental Pension Plan provides supplemental retirement benefits in excess of those provided by the Lear and FPO plans previously discussed pursuant to a formula based on final average compensation and credited years of service. Employees of Lear who were participants in the Supplemental Pension Plan for officers of Lear Siegler, Inc. at September 30, 1988 are eligible to participate in the Supplemental Pension Plan. Mr. Way is the only officer of Lear who is a participant in the Supplemental Pension Plan. At age 65, Mr. Way will have 30 credited years of service under the Supplemental Pension Plan.

     The following table indicates estimated supplemental annual benefits payable upon normal retirement at age 65 based on a life annuity for various compensation levels and years of service classifications under the Supplemental Pension Plan provisions:

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE*
                                   --------------------------------------------------------------------
ANNUAL SALARY                         10             15             20             25             30
-------------                      --------       --------       --------       --------       --------
 $  300,000.....................   $ 29,031       $ 47,876       $ 66,720       $ 85,565       $ 74,409
    400,000.....................     49,031         77,876        106,720        135,565        124,409
    500,000.....................     69,031        107,876        146,720        185,565        174,409
    600,000.....................     89,031        137,876        186,720        235,565        224,409
    700,000.....................    109,031        167,876        226,720        285,565        274,409
    800,000.....................    129,031        197,876        266,720        335,565        324,409
    900,000.....................    149,031        227,876        306,720        385,565        374,409
  1,000,000.....................    169,031        257,876        346,720        435,565        424,409

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Lear established a Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") on January 1, 1995 as part of a Pension Equalization Program. Lear's Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to highly paid executives under the Pension Plan. The purpose of the Supplemental Executive Retirement Plan is to supplement the pensions of highly paid executives under the Pension Plan in order to provide them with a level of retirement income comparable to that of other employees. The benefits under the Supplemental Executive Retirement Plan are equal to the difference between the executive's actual vested accrued pension benefit under the Pension Plan and the benefit under the Pension Plan the executive would have accrued under the Pension Plan if pension limits on qualified pension plans were disregarded. Highly compensated executives, whose pensions under the Pension Plan have been reduced due to limitations on tax qualified pension plans, are eligible to participate in the Supplemental Executive Retirement Plan.

     The following table indicates estimated supplemental annual benefits payable upon normal retirement at age 65 based on a life annuity for various compensation levels and years of service classifications under the Supplemental Executive Retirement Plan provisions:

                               PENSION PLAN TABLE

                                                             YEARS OF SERVICE
                                 ------------------------------------------------------------------------
                                   COVERED
            SALARY               COMPENSATION       10          15          20          25          30
------------------------------   ------------    --------    --------    --------    --------    --------
$ 300,000.....................     $ 60,600      $ 26,250    $ 39,375    $ 52,500    $ 65,625    $ 78,750
   400,000....................       60,600        43,750      65,625      87,500     109,375     131,250
   500,000....................       60,600        61,250      91,875     122,500     153,125     183,750
   600,000....................       60,600        78,750     118,125     157,500     196,875     236,250
   700,000....................       60,600        96,250     144,375     192,500     240,625     288,750
   800,000....................       60,600       113,750     170,625     227,500     284,375     341,250
   900,000....................       60,600       131,250     196,875     262,500     328,125     393,750
 1,000,000....................       60,600       148,750     223,125     297,500     371,875     446,250

401(K) SAVINGS PLAN

     Lear adopted a plan effective February 1, 1989 pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for non-union employees who have completed a three month period of service and attained the age of twenty-one. Under the 401(k) Plan, each eligible employee may elect to defer a portion of his or her salary each year. The portion deferred will be paid by the Company to the trustee under the

401(k) Plan. Lear makes a matching contribution to the plan each month on behalf of each participant in an amount equal to 50% of such participant's salary deferral contributions which are not in excess of 4% of such participant's compensation, provided however, that the matching contribution for a participant in any year may not exceed $1,150. Matching contributions become vested under the 401(k) Plan at a rate of 20% for each full year of service. For the year ended December 31, 1994, each of the named executive officers of the Company received the maximum matching contribution under the plan of $1,150.

1988 STOCK OPTION PLAN

     Under a stock option plan dated September 29, 1988 (the "1988 Stock Option Plan"), the Company had outstanding, as of March 1, 1995, options to purchase 2,013,018 shares of Common Stock, which are held by certain management investors. All of these outstanding options are fully vested and are exercisable at $1.29 per share.

1992 STOCK OPTION PLAN

     The Company has adopted the 1992 Stock Option Plan (the "1992 Stock Option Plan"), pursuant to which management employees are eligible to receive awards of stock options. The 1992 Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the terms of the 1992 Stock Option Plan, the Committee selects the management employees eligible to receive awards under the 1992 Stock Option Plan, determines the size of the awards granted thereunder, and administers and interprets the plan.

     Under the 1992 Stock Option Plan, the Company has outstanding options to purchase 1,914,000 shares of Common Stock, which are held by certain management personnel. All of these outstanding options are fully vested and generally become exercisable at $5.00 per share as of September 28, 1996. However, if an option holder's employment with the Company terminates prior to September 28, 1996, other than by reason of retirement, death or disability, such holder's options will not become exercisable until September 1, 2001. Options held by a holder retiring prior to September 28, 1996 will become exercisable on the earlier of two years from the date of retirement or September 28, 1996. If an option holder's employment terminates due to death or disability prior to September 28, 1996, such holder's options will become exercisable on September 28, 1996 and remain so for 90 days thereafter.

1994 STOCK OPTION PLAN

     The Company has adopted the 1994 Stock Option Plan (the "1994 Stock Option Plan"), pursuant to which directors, officers and employees of the Company and other individuals who are primarily responsible for the management and success of the Company are entitled to receive awards of options. Each option granted pursuant to the 1994 Stock Option Plan is designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option."

     The 1994 Stock Option Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the terms of the 1994 Stock Option Plan, the Compensation Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised.

     Under the 1994 Stock Option Plan, the Company may grant options with respect to a total of 625,000 shares of Common Stock. In connection with the Company's initial public offering of the Common Stock in April 1994 (the "IPO"), the Compensation Committee awarded options to purchase 498,750 shares of Common Stock pursuant to the 1994 Stock Option Plan, each having an exercise price equal to $15.50 per share, the public offering price in the IPO. These options generally vest and become exercisable in April 1997.

     Any key employee shall be eligible to receive incentive stock options or non-qualified stock options granted under the 1994 Stock Option Plan. Any employee, any director of the Company, whether or not an employee, and any other individual who in the judgment of the Compensation Committee performs valuable and important services for the Company shall be eligible to receive non-qualified stock options.

     The exercise price of each option issued under the 1994 Stock Option Plan is determined by the Compensation Committee of the Company's Board of Directors, provided that in the case of incentive stock options, the exercise price may not be less than 100% of the grant date fair market value of the shares of Common Stock covered by such options. If an incentive stock option is granted to an employee who owns more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, then the exercise price thereof may not be less than 110% of the grant date fair market value of the Common Stock covered by such option.

     Options granted under the 1994 Stock Option Plan may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Compensation Committee may impose any other conditions to exercise it deems appropriate.

EMPLOYMENT AND OTHER AGREEMENTS

     Lear has entered into employment agreements with the named executive officers listed in the Summary Compensation Table. Messrs. Way, Rossiter and Vandenberghe have entered into four-year employment agreements dated March 20, 1995. Each is renewable for one additional year on the second anniversary of the agreement and each anniversary thereafter. Messrs. Hollars and Hoemann have entered into two-year employment agreements dated March 20, 1995. Each is renewable for one additional year on the first anniversary of the agreement and each anniversary thereafter. Each of Messrs. Way's, Rossiter's and Vandenberghe's employment agreement provides for an annual base salary of $530,000, $385,000, and $272,000, respectively. Messrs. Hollars' and Hoemann's employment agreements provide for an annual base salary of $230,000 and $220,000, respectively. Increases in these salaries, as well as the amount of bonuses, are at the sole discretion of the Board of Directors of the Company.

     Each employment agreement provides that (i) upon the death of the employee, Lear will pay to his estate or designated beneficiary his full base salary for an additional 12 months; (ii) upon termination for disability, the employee will receive all compensation payable under Lear's disability and medical plans and programs plus an additional payment from Lear so that the aggregate amount of salary continuation from all sources equals his base salary through the remaining term of the agreement; and (iii) upon termination by the employee for good reason or by the Company without cause, the employee will receive his full base salary to the end of the term of the agreement. If the employment agreement is terminated for cause, the employee is only entitled to receive unpaid salary and benefits, if any, accrued through the effective date of the employee's termination.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Company's compensation policies are determined and executive officer compensation decisions are made by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is comprised of three non-employee directors: Messrs. Hughes, McCurdy and Spalding. Messrs. Hughes and Spalding are principals of The Cypress Group Inc., which is a party to a three-year consulting agreement with Lehman Brothers Inc., an affiliate of the Lehman Funds, pursuant to which it consults with Lehman Brothers Inc. with respect to the management of the Lehman Funds' equity investment in Lear. The Lehman Funds beneficially own approximately 56.3% of the Common Stock of the Company (assuming no outstanding options are exercised).

     During the fiscal year ended December 31, 1994, the Compensation Committee authorized the remuneration plans for senior management. In addition, the Compensation Committee exercised administrative power with respect to the Company's remuneration plans. The Board of Directors has not rejected or modified any action taken by the Compensation Committee.

     No member of the Compensation Committee was, during the fiscal year ended December 31, 1994, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of
(i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee, (ii) the Board of Directors of another entity, one of whose executive officers served on the Compensation Committee or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors.

     Lehman Brothers Inc., an affiliate of the Lehman Funds, acted as an underwriter in connection with the Company's public offering of the its 8 1/4% Subordinated Notes, which was consummated on February 3, 1994, and the Company's IPO, which was consummated on April 13, 1994. In addition, Lehman Commercial Paper Inc., an affiliate of the Lehman Funds, is a managing agent and a lender under the Company's Second Amended and Restated Credit Agreement dated as of November 29, 1994.

                        REPORT OF COMPENSATION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

EXECUTIVE COMPENSATION POLICY

     The Compensation Committee is responsible for the determination of salaries and other entitlements for the executive officers of the Company as well as all of the Company's compensation programs and policies. The Compensation Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion for the long term interests of the Company and its shareholders. To this end, the Compensation Committee relies on a three-pronged approach to executive compensation: base salary, annual incentives and long-term incentives. A discussion of each of these aspects of executive compensation follows.

BASE SALARY

     Base salaries for the Company's executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants, although it does not target a specific percentile range within such group. The Compensation Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone as the appropriate measure of executive officer performance and contribution. The base salaries of each of the named executive officers for the Company's last completed fiscal year were initially set pursuant to employment agreements entered into in 1988 and amended in 1991, except for Mr. Hoemann, whose employment agreement was entered into in 1992. However, pursuant to such agreements, the Compensation Committee reviewed such base salaries and made adjustments in 1994 as warranted to reflect sustained individual officer performance.

ANNUAL INCENTIVES

     The Company's executive officers participate in the Company's Senior Executive Incentive Compensation Plan or Management Incentive Compensation Plan. Pursuant to such plans, the Company makes annual incentive awards designed to reward past financial performance and the achievement of non-financial goals considered important to the Company's future. Awards are made in March or April of each year for performance in the previous year.

     The Senior Executive Incentive Compensation Plan provides for the assignment of target annual awards expressed as a percentage of a participant's annual salary, and the actual award, unless modified by the Compensation Committee, varies from 0% to 160% of the target award opportunity based on attainment of financial and nonfinancial objectives. The financial criteria, representing 60% of the bonus potential, are based on achievement of a targeted level of operating income and cash flow for the overall Company based on an approved operating budget. An overall average threshold is calculated, based on the ratio that the actual operating income and actual cash flow bear to the budget operating income and the budget cash flow. No payments are made unless 85% of that threshold is attained, and a maximum attainment is set at 120% of that threshold. The nonfinancial criteria, representing 40% of the bonus potential, are based on the achievement of specific individual objectives. Among the objectives considered by the Compensation Committee in 1994 were: the successful IPO, the restructuring of the Company's debt, the expansion and integration of the Company's operations, the development of a long-term global marketing strategy, the implementation of cost reduction programs, the continued improvement in the quality of the Company's products and the further strengthening of customer relationships. Participants in the Senior Executive Incentive Compensation Plan were selected from executives who were in positions to materially influence the annual financial results of Lear in the targeted areas.

     The Management Incentive Compensation Plan provides for the assignment of target annual awards expressed as a percentage of a participant's annual salary, and the actual award will vary from 0% to 140% of the target award opportunity based on attainment of financial and nonfinancial objectives. The financial criteria, representing 50% of the bonus potential, are based on achievement of a targeted level of operating income and cash flow for the overall Company based on an approved operating budget. An overall average threshold is calculated, based on the ratio that the actual operating income and actual cash flow bear to the budget operating income and the budget cash flow. No payments are made unless 85% of that threshold is attained, and a maximum attainment is set at 120% of that threshold. The nonfinancial criteria, representing 50% of the bonus potential, are based on the achievement of specific individual objectives. The objectives considered by the Compensation Committee in 1994 were similar to those under the Senior Executive Incentive Compensation Plan, although specific objectives were more narrowly tailored to reflect each participant's particular corporate responsibilities. Participants in the Management Incentive Plan were selected from managers who were in positions to materially influence the annual financial results of Lear in the targeted areas.

     In addition to awards under the Senior Executive Incentive Compensation Plan and the Management Incentive Compensation Plan, the Compensation Committee awarded additional bonuses to certain senior executives based upon the financial and nonfinancial criteria considered under the Senior Executive Incentive Compensation Plan as well as in consideration of the roles played by those individuals in the integration of Ford Motor Company's North American seat cover and seat systems business, which was acquired in November 1993, and the acquisition of the seat systems business of Fiat S.p.A., which was acquired in December 1994.

LONG-TERM INCENTIVES

     Long-term incentives are primarily provided through the grant of stock options. The Company has no long-term incentive plan and has granted no stock appreciation rights. The primary objective of the stock option grants is to align the interests of the executive officers with those of the shareholders. In addition, the stock option grants give Lear a significant advantage in attracting and retaining talented employees, officers and directors, and provide an incentive to selected key employees, officers and directors of Lear and its subsidiaries who, in the judgment of the Compensation Committee, have substantial responsibility in the continued success of the Company. The number of options previously awarded to and held by executive officers is reviewed but generally not an important factor in determining the size of current grants.

     In 1994, each executive officer was awarded stock options pursuant to the 1994 Stock Option Plan. These options generally vest and become exercisable in April 1997 and have an exercise price of $15.50 per share, the offering price in the Company's IPO. Under the 1994 Stock Option Plan, options may be designated as incentive stock options or non-qualified stock options. The Compensation Committee has the authority to determine the individuals to whom the stock options are awarded and the terms of the award.

     Executive officers are also eligible to participate in the Company's 401(k) Plan. Under the 401(k) Plan, the Company makes a matching contribution for each participant equal to 50% of the participant's contribution, up to $1,150 for each participant. The Company's matching contributions vest over a five-year period.

CHIEF EXECUTIVE OFFICER COMPENSATION

     During the fiscal year ended December 31, 1994, the compensation of Kenneth
L. Way, Chairman and Chief Executive Officer of the Company, was established pursuant to an employment agreement entered into in 1988 and amended in 1991. Under the terms of this agreement, Mr. Way received salary compensation of $502,000 in the last fiscal year and was eligible to participate in the Company's Senior Executive Incentive Compensation Plan, pursuant to which he was awarded $530,000 for services performed in 1994. In addition, the Compensation Committee awarded Mr. Way an additional bonus of $300,000 and options with respect to 46,000 shares of Common Stock under the 1994 Stock Option Plan. Mr. Way's award under the Senior Executive Incentive Compensation Plan, his additional bonus and his option award were based in large part on the financial and non-financial criteria considered under the Senior Executive Incentive Compensation Plan. In addition, the Compensation Committee considered Mr. Way's efforts in guiding and developing the rapid and continued expansion of the Company, overseeing the successful integration of Ford Motor Company's North American seat cover and seat systems business, which the Company acquired in November 1993, and the implementation of a more decentralized management structure.

TAX TREATMENT OF EXECUTIVE COMPENSATION

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend on the time of vesting or exercise of previously granted rights (for example, the amount of compensation attributable to the exercise of non-qualified stock options generally will depend upon the spread between the fair market value of the shares purchased on the date of exercise and the exercise price). In addition, for taxable years beginning on or after January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its four other highest paid executive officers to the extent such compensation is not "performance-based" compensation. Under certain circumstances, compensation paid to an executive officer of the Company could exceed the qualifying compensation limit for deductibility under Section 162(m). The Compensation Committee will consider ways to preserve the deductibility of compensation payments and benefits in light of the limitation on deductibility under Section 162(m), while retaining the discretion necessary to ensure executive officers are compensated in a manner consistent with its compensation objectives.

     This report is submitted by David P. Spalding, Jeffrey P. Hughes and Larry
W. McCurdy, being all of the members of the Compensation Committee.

                          David P. Spalding, Chairman
                               Jeffrey P. Hughes
                                Larry W. McCurdy

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return from April 6, 1994 through December 31, 1994 of the Company, the S&P Industrials and a peer group of companies selected by the Company for purposes of the comparison and more fully described below (the "Peer Group"). Dividend reinvestment has been assumed and, with respect to the companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. The graph assumes an investment of $100 on April 6, 1994 in each of the Common Stock, the stocks comprising the S&P Industrials and the stocks comprising the Peer Group.

      Measurement Period         LEAR SEATING       S&P IN-
    (Fiscal Year Covered)            CORP          DUSTRIALS      PEER GROUP*
April 6, 1994                           100.00          100.00          100.00
June 30, 1994                           118.58           99.61           89.80
September 30, 1994                      118.58          106.36           87.03
December 31, 1994                       127.45          106.88           84.92

-------------------------
* The Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The Peer Group selected by the Company is made up of representative independent automobile component suppliers whose common stock is traded on domestic stock exchanges. The Peer Group includes Arvin Industries, Inc., Automotive Industries Hldg-A, Borg-Warner Automotive, Inc., Breed Technologies, Inc., Dana Corp., Donnelly Corp., Douglas & Lomason Co., Eaton Corp., Excel Industries, Inc., Hayes Wheels International, Inc., Johnson Controls, Inc., Magna International, Inc.-ClA, Mascotech, Inc., Masland Corp., Simpson Industries, Standard Products Co., and Superior Industries International.

                              CERTAIN TRANSACTIONS

11 1/4% SENIOR SUBORDINATED NOTE OFFERING AND EQUITY INVESTMENT

     In order to support the Company's expansion in North America and Europe, in July 1992, the Company entered into an agreement to sell $20.0 million of Common Stock to its major stockholders, the Lehman Funds and FIMA (the "Equity Investment"). Simultaneously with the Equity Investment, the Company effected a public offering of $125.0 million of the Company's 11 3/4% Senior Subordinated Notes. Lehman Brothers Inc., an affiliate of the Lehman Funds, acted as an underwriter in connection with the offering and received underwriting fees of approximately $2.2 million. Lehman Brothers Inc. and IFINT received fees of approximately $450,000 and $150,000, respectively, for advisory services rendered to the Company in connection with the Equity Investment and the public offering of the 11 1/4% Senior Subordinated Notes. Mr. Botta is an officer of an affiliate of FIMA and serves as a director of the Company. Messrs. Hughes, Spalding, Stern, Fried and Washkowitz are each a current or former Managing Director of Lehman Brothers Inc., an affiliate of the Lehman Funds, and serve as directors of the Company.

8 1/4% SUBORDINATED NOTE OFFERING

     On February 3, 1994, the Company effected a public offering of $145.0 million of its 8 1/4% Subordinated Notes due 2002 and applied the net proceeds therefrom to redeem $135.0 million of its 14% Subordinated Debentures due 2000, together with premiums and accrued interest thereon. Lehman Brothers Inc., acted as an underwriter in connection with the offering and received underwriting fees of approximately $2.4 million.

INITIAL PUBLIC OFFERING

     The Company consummated its initial public offering of Common Stock on April 13, 1994. Lehman Brothers Inc. served as managing underwriter for the offering and received underwriting fees of approximately $870,000 in such capacity.

CREDIT AGREEMENT

     On November 29, 1994, the Company amended and restated its existing credit facility (the "Restated Credit Agreement"). Lehman Commercial Paper, Inc., an affiliate of the Lehman Funds, is a managing agent and a lender under the Restated Credit Agreement for which it received and will continue to receive its proportionate share of payments made by the Company under the Restated Credit Agreement.

STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

     The Company is a party to the Amended and Restated Stockholders and Registration Rights Agreement, dated as of September 27, 1991, as amended on March 31, 1994 (the "Stockholders and Registration Rights Agreement"), among the Company, the Lehman Funds, FIMA and certain management investors (the "Management Investors"). The Stockholders and Registration Rights Agreement contains certain restrictions upon transfers of common stock owned by parties thereto and provides, among other things, that (i) if FIMA desires to sell more than 5% of the fully diluted shares of Common Stock of the Company in a transaction or series of related transactions to a single third party (a "Substantial Sale") prior to September 27, 1995 or such later date prior to September 27, 2001 to which the right of the Lehman Funds to compel the transfer of the Company (described in clause (iii) below) is extended, FIMA must offer such shares to the Lehman Funds prior to offering them to such third party; (ii) the Lehman Funds, FIMA and, to a limited extent after September 27, 1996, the Management Investors will have the right to include their shares of Common Stock in Substantial Sales by the Lehman Funds and FIMA until September 27, 2001; and
(iii) the Lehman Funds may compel all stockholders party to the Stockholders and Registration Rights Agreement to sell their shares of Common Stock, or otherwise cause the transfer thereof, in a sale of the Company prior to September 27, 1995 or such later date prior to September 27, 2001 selected by the Lehman Funds. In addition, the Stockholders and Registration Rights Agreement places significant restrictions on the Management Investors' rights to transfer their shares to a third party prior to September 27, 1996 and includes certain registration rights.

MANAGEMENT EQUITY PARTICIPATION

     Each of the Management Investors entered into a Management Subscription Agreement with the Company dated as of September 29, 1988 (collectively, the "Management Equity Agreement") pursuant to which each of the Management Investors purchased Common Stock at $3.03 per share for consideration consisting of cash and/or recourse or non-recourse promissory notes (the "Management Notes"). As of December 31, 1994, the outstanding balance of the Management Notes of each of Messrs. Way and Rossiter was approximately $521,500 and the outstanding balance of the Management Notes of each of Messrs. Vandenberghe, Hollars and Murphy was approximately $174,800. Each of the Management Notes, including accrued interest, matures on January 25, 1997 and bears interest at a rate of 4.46% per annum.

     In addition, pursuant to the 1988 Stock Option Plan, as of March 1, 1995, the Company had outstanding options to purchase 2,013,018 shares of Common Stock. All of these outstanding options are fully vested and are exercisable for $1.29 per share.

     Under the 1992 Stock Option Plan, the Company has outstanding options to purchase 1,914,000 shares of Common Stock. All of these options are fully vested and generally become exercisable at $5.00 per share as of September 28, 1996.

     Under the 1994 Stock Option Plan, the Company may grant options with respect to 625,000 shares of common stock. Options with respect to 498,750 shares of common stock were awarded in 1994, of which 175,000 were granted to executive officers and directors of the Company.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the Company's independent auditors for the current year ending December 31, 1995. A proposal will be presented at the Meeting to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors. If the shareholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

                                 RECOMMENDATION

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
        OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholder's proposals intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 1, 1995 for inclusion in the Company's proxy statement relating to the 1996 Annual Meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

     The Annual Report of the Company for the year ending December 31, 1994, was mailed to stockholders together with this Proxy Statement.

     UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE 1995 ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1994 WHICH IT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON MARCH 13, 1995, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF COMPANY'S COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO JOSEPH F. MCCARTHY, LEAR SEATING CORPORATION, 21557 TELEGRAPH ROAD, SOUTHFIELD, MICHIGAN 48034.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Joseph F. McCarthy
                                        Secretary

                                                                       APPENDIX
                                FORM OF PROXY
                           LEAR SEATING CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 1995

        The undersigned hereby appoints James H. Vandenberghe and Joseph F. McCarthy, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 5, 1995 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as indicated on the reverse side.

        UNLESS OTHERWISE SPECIFIED IN THE SQUARE OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

                            (Continued and to be dated and signed on other side)

                                                       LEAR SEATING CORPORATION
                                                       P.O. BOX 11520
                                                       NEW YORK, N.Y. 10203-0520

--------------------------------------------------------------------------------

1.  Election of three        FOR all nominees  / /      WITHHOLD AUTHORITY to vote   / /      *EXCEPTIONS   / /
    Class 1 Directors:       listed below               for all nominees listed below

    Nominees: Kenneth L. Way, Larry W. McCurdy, and Eliot M. Fried.
    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
    NAME IN THE SPACE PROVIDED BELOW.)
    *EXCEPTIONS ____________________________________________________________________________________________________________________

2.  Ratify the appointment of Arthur Andersen LLP as independent auditors            3. To take action upon any other business
    for the Company for 1995.                                                           as may properly come before the meeting.

    FOR / /     AGAINST / /     ABSTAIN / /                                          DO YOU INTEND TO
                                                                                     ATTEND THE MEETING?   YES / /    NO / /

                                                                                     Change of Address or
                                                                                     Comments Mark Here     / /

                                                                                     Please sign this proxy and return it promptly
                                                                                     whether or not you expect to attend the
                                                                                     meeting.  You may nevertheless vote in person
                                                                                     if you attend.  Please sign exactly as  your
                                                                                     name appears herein.  Give full title if an
                                                                                     Attorney, Executor, Administrator, Trustee,
                                                                                     Guardian, etc.  For an account in the name of
                                                                                     two or more persons, each should sign, or if
                                                                                     one signs, he should attach evidence of his
                                                                                     authority.

                                                                                     Dated:_________________________________ 1995

                                                                                     ____________________________________________
                                                                                                        Signature

                                                                                     ____________________________________________
                                                                                                        Signature


                                                                                      Votes must be indicated
                                                                                      (X) in Black or Blue ink.    /X/
(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)



